Exhibit 5.1



                                 David M. Loev,
                                Attorney at Law
                               2777 Allen Parkway
                                   Suite 1000
                              Houston, Texas 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

August 29, 2005

Pathogenics, Inc.
99 Derby Street, Suite 200
Hingham, MA 02043

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Pathogenics, Inc. (the "Company") covered by a Form SB-2 Registration Statement, and amendments (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.  15,627,968  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                          Sincerely,

                                          /s/ David  M.  Loev
                                          ------------------------------
                                          David M. Loev, Attorney at Law

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